Exhibit 10.14

                               REVOLVING LOAN NOTE


Executed as of the 23rd day of
January, 1997 at Baltimore, Maryland.

Amount $12,000,000.00


                  FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of LASALLE BUSINESS CREDIT, INC. (hereinafter, together with any holder hereof, called "LaSalle"), at the main office of LaSalle, the principal sum of Twelve Million Dollars ($12,000,000.00) plus the aggregate unpaid principal amount of all advances made by LaSalle to Borrower pursuant to and in accordance with Paragraph 2 of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by LaSalle to Borrower pursuant to and in accordance with Paragraph 2 of the Loan Agreement. Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

                  This Revolving Loan Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement of even date herewith by and among Borrower and LaSalle, as it may be amended from time to time, together with all exhibits thereto, between LaSalle and Borrower (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meanings ascribed to such terms in the Loan Agreement.

                  For so long as no Event of Default shall have occurred under the Loan Agreement, the principal amount and accrued interest of this Revolving Loan Note shall be due and payable on the dates and in the manner hereinafter set forth:

                  (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on February 1, 1997, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                  (b) Upon the maturity date, which (subject to LaSalle's right upon default to accelerate and declare immediately due and payable all sums due hereunder) shall be the expiration of the Original Term or any Renewal Term if either LaSalle or Borrower elects to terminate the Loan Agreement, all principal, interest and any and all other amounts due hereunder, shall be paid in full.

                  Borrower hereby authorizes LaSalle to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the
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due date  thereof  shall be extended to the next  succeeding  business  day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Revolving Loan Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided, however, that if Borrower prepays all of the Obligations prior to the end of the Original Term or any Renewal Term, Borrower shall pay a prepayment fee as provided in the Loan Agreement.

                  Borrower waives the benefit of any law that would otherwise restrict or limit LaSalle in the exercise of its right, which is hereby acknowledged, to set-off against the Obligations, without notice and at any time hereafter, any indebtedness matured or unmatured owing from LaSalle to Borrower. Borrower's obligations under this Note shall be the absolute and unconditional duty and obligation of the Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which Borrower might otherwise have against LaSalle, and Borrower shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

                  Time is of the essence of this Revolving Loan Note. Borrower, any other party liable with respect to the Obligations and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and except as expressly provided in the Loan Agreement, all other notices and demands in connection with the enforcement of LaSalle's rights hereunder.

                  Upon the occurrence of an Event of Default, including without limitation the failure to pay in full any installment of principal or interest on the due date thereof or the failure to pay all sums due hereunder upon the maturity date, in addition to all other rights or remedies available to LaSalle under the Loan Agreement or any Other Agreement or under applicable law, Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of Borrower in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against Borrower in favor of LaSalle in the full amount due on this Revolving Loan Note (including principal, accrued interest and any and all charges, fees and costs), plus attorneys' fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of Borrower for prior hearing. Borrower agrees and consents that venue and jurisdiction shall be
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proper  in the  Circuit  Court of any  County  of the  State of  Maryland  or of
Baltimore City, Maryland, or in the United States District Court for the District of Maryland. Borrower waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon Borrower any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as LaSalle shall deem necessary, convenient, or proper. Notwithstanding LaSalle's right to obtain a judgment by confession which includes attorneys' fees in an amount equal to fifteen percent (15%) of the amount due hereunder, LaSalle shall only collect attorneys' fees in an amount equal to the actual legal fees and expenses incurred by LaSalle in connection with the collection of the sums due under this Revolving Loan Note and the enforcement of LaSalle's rights under this Revolving Loan Note and the Loan Agreement.

                  No delay or failure on the part of LaSalle in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by LaSalle of any right or remedy preclude any other right or remedy. LaSalle, at its option, may enforce its rights against any collateral securing this Revolving Loan Note without enforcing its rights against Borrower, or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, LaSalle may at any time release, surrender, substitute or exchange any collateral securing this Revolving Loan Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Revolving Loan Note.

                  The loan evidenced hereby has been made and this Revolving Loan Note has been delivered at Baltimore, Maryland. THIS REVOLVING LOAN NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's heirs, legal representatives, successors and assigns. If this Revolving Loan Note contains any blanks when executed by Borrower, LaSalle is hereby authorized, without notice to Borrower to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Revolving Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Loan Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Revolving Loan Note. The term "Borrower" as used herein shall mean the Borrower and its successors and assigns.

                  To induce LaSalle to make the loan evidenced by this Revolving Loan Note, Borrower (i) irrevocably agrees that, subject to LaSalle's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Revolving Loan Note or any other agreement with LaSalle, or the Collateral, shall be instituted and litigated only in courts having situs in the State of Maryland, (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said state, and (iii) hereby waives any objection based on forum non-conveniens. Borrower waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to Borrower at the address indicated in the Loan Agreement, and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

                  IN ADDITION, BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS REVOLVING LOAN NOTE, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LASALLE, OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE.

                  As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Borrower" shall be so construed.

                  IN WITNESS WHEREOF, Borrower has executed this Revolving Loan Note on the date above set forth, with the intention that this Revolving Loan Note constitute an instrument under seal.

ATTEST:                                 THE ANTIGUA GROUP, INC.,
                                        A Nevada Corporation



/s/ Joseph R.S. Tyssowski               By: /s/ Thomas E. Dooley (SEAL)
                                        Name:  TE Dooley
                                        Title: CEO

                                 ACKNOWLEDGEMENT

STATE OF MARYLAND, CITY OF Baltimore, TO WIT:

         I HEREBY CERTIFY that on this 23rd day of January, 1997, before me, the undersigned Notary Public of the State of Maryland, in and for the County of Howard, personally appeared T.E. Dooley, and acknowledged himself to be the CEO of THE ANTIGUA GROUP, INC., a Nevada corporation, and that he, as such CEO, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of THE ANTIGUA GROUP, INC., by himself as CEO.

         IN WITNESS MY Hand and Notarial Seal.

                                        /s/ Cynthia L. Woods (SEAL)
                                        NOTARY PUBLIC

My Commission Expires:
9/1/97










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FOR INTERNAL USE ONLY

Officer's Initials:  __________
Approval: __________